Exhibit 99.1

FOR IMMEDIATE RELEASE

KIT digital Reports Preliminary Q2 2010 Revenue of At Least $22.7 Million,
Up Over 110%, Driving Operating EBITDA of At Least $4 Million

Management to Host Q2 2010 Results Conference Call on Monday, August 16, at 10:30 a.m. ET

PRAGUE, Czech Republic – July 22, 2010 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of video asset management solutions (VAMs) for multi-screen IP-based delivery, reported preliminary second quarter results for the period ended June 30, 2010. All figures are listed in U.S. dollars.

Based on preliminary unaudited information, KIT digital management expects to report record revenue for the second quarter of 2010 of at least $22.7 million, up over 110% from $10.5 million in the same year-ago quarter and an increase of over 30% from $17.4 million in the first quarter of 2010.

Management expects operating EBITDA, a non-GAAP metric that management uses as a proxy for operating cash-flow, to total at least $4.0 million, up over 490% from $671,000 in the second quarter of 2009 and an increase of at least 35% from $3.0 million in the first quarter of 2010. “These preliminary Q2 results continue to demonstrate the strong demand globally for our end-to-end IP-based video asset management technology and the significant leverage in our business model, despite macroeconomic instability in certain regions of the world,” said the company’s chairman and CEO, Kaleil Isaza Tuzman. “Our record second quarter results superseded the devaluation of European currencies, which we estimate had about a 4% negative impact on our top-line during the period, as reported in U.S. dollars. We estimate that this currency devaluation actually had a small (less than 1%) positive impact on overall cash-flow, since we have slightly higher proportion of costs than revenues in European currencies. During the quarter, we also experienced a significant reduction in our days sales outstanding (DSOs), decreasing to approximately 90 days from 128 at the end of the first quarter. We are well on track to exceed our original organic financial targets for fiscal 2010, even before accounting for the positive impact of the acquisitions of Multicast and Benchmark made during the first half of the year. We estimate our organic growth in the second quarter exceeded 50% on a year-on-year basis.”

Gavin Campion, president of KIT digital, commented: “The centralization and consolidation of major corporate functions into our Prague headquarters has resulted in overall cost savings and a more effective central sales organization. This is evident in the pace of new contract growth we realized this quarter and throughout all our operating regions’ cost structures. Our second quarter performance also reflects our ability to capitalize on upselling and cross-selling opportunities to the client bases of previously acquired companies—particularly in the North American and BRIC markets.”

Expansion into the BRIC markets will continue to be an area of strategic focus for KIT digital. This was demonstrated by its Q2 acquisition of Singapore-based Benchmark Broadcast Systems, a leading video asset management provider and broadcast video systems integrator serving clients in more than 12 countries through six regional offices in Asia, including India and China. With the addition of Benchmark, the number of KIT digital’s end customers now totals more than 1,000 across more than 40 countries.

According to Isaza Tuzman: “As the global leader in enterprise IP video asset management, we believe KIT digital is twice the size of our closest, direct competitor on a global basis. We are committed to extending our industry leadership position from our current estimated 15%-20% global market share to more than 50% over the next couple of years—a threshold at which we believe economies of scale in client delivery and R&D will be particularly powerful. We plan to achieve this by complementing vanguard organic growth with highly selective, accretive acquisitions.”

The proliferation of Internet-connected devices, coupled with the accelerating worldwide adoption of broadband connections and video-capable mobile networks (3G and 4G), appears to be fueling a strong, overall long-term growth trend in IP-based video asset management systems. “KIT digital is in the ‘sweet spot’ to benefit from this rising VAMs tide,” said Isaza Tuzman. “With the extinguishment of most of our warrants and the incurrence of previous M&A restructuring charges now largely behind us, we are looking forward to providing greater visibility into our strong financial performance and industry positioning, starting with the reporting of our complete Q2 financial results, to be released in mid-August.”

Q2 2010 Full Results and Conference Call

KIT digital will issue complete second quarter 2010 results on Monday, August 16, 2010. The company’s executive management team will host a conference call to discuss the results at 10:30 a.m. Eastern time (4:30 p.m. Central European time) on the same day. The conference call will begin with an online video presentation by management, followed by a question and answer period.

The video presentation will be made available via a link provided in the Investor Relations section of the company's website at http://ir.kitd.com. Please visit the website in advance of the call in order to download and install the secure player required for access.

For participants who wish to ask a question during the Q&A period or access the call via telephone only, please call the conference telephone number below at least 5-10 minutes prior to the scheduled start time:

Call Start Time: 10:30 a.m. Eastern time (4:30 p.m. Central European time)

Dial-in # North America toll-free: +1-800-862-9098

Dial-in # outside of North America: +1-785-424-1051

Please provide the operator the Conference ID: 7KITDIGITAL

If you have any difficulty connecting with the conference call, please contact Liolios Group at +1-949-574-3860.

The video presentation and Q&A session will be available for replay via the company’s website following the call. A replay via telephone will be available after 1:30 p.m. Eastern time and until September 16, 2010:

Toll-free replay # (North America): +1-877-870-5176

International replay # (outside of North America): +1-858-384-5517

Replay pin number: 11021

About KIT digital

KIT digital (NASDAQ: KITD) is a leading global provider of video asset management solutions (VAMs) for multi-screen IP-based delivery. KIT VX-one, the company's family of end-to-end software platform solutions, enables enterprise clients to acquire, manage and distribute video assets across the three screens of today's world: the personal computer, mobile device, and IPTV-enabled television set. The application of VX ranges from commercial video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. KIT digital's client base includes more than 1,000 customers across 40+ countries, including The Associated Press, Best Buy, Bristol-Myers Squibb, Disney-ABC, FedEx, General Motors, Google, Hewlett-Packard, Home Depot, IMG Worldwide, Intel, News Corp, Telefonica, the U.S. Department of Defense, Verizon and Vodafone. KIT digital is headquartered in Prague, and maintains principal offices in Atlanta, Beijing, Buenos Aires, Cairo, Chennai, Cologne, Delhi, Dubai, Kolkata, London, Melbourne (Australia), Mumbai, New York, Singapore, Stockholm and Toronto. For additional information, visit www.kitd.com or follow the company on Twitter at www.twitter.com/KITdigital.

About the Presentation of Operating EBITDA

Management uses operating EBITDA for forecasting and budgeting, and as a proxy for operating cash flow. Operating EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. The company defines operating EBITDA as earnings before: non-cash derivative income/loss, non-cash stock based compensation; acquisition-related restructuring costs and integration expenses; impairment of property and equipment; merger and acquisition expenses; and depreciation and amortization. Other companies (including the company’s competitors) may define operating EBITDA differently. The company presents operating EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. See “GAAP to non-GAAP Reconciliation” table in the company’s second quarter 2009 results press release for further information about this non-GAAP measure and reconciliation of operating EBITDA to net loss for the periods indicated.

KIT digital Forward-Looking Statement

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects", “plans” or similar expressions. Statements in this announcement that are forward-looking include, but are not limited to statements that the company’s revenue for the second quarter of 2010 is expected to increase to at least $22.7 million or 110% over the same year-ago quarter, and that operating EBITDA is to total at least $4.0 million, as well as comments made by Kaleil Isaza Tuzman in particular that the company is well on track to exceed its original organic financial targets for fiscal 2010, and that the company plans to extend its industry leadership to more than 50% over the next couple of years by complementing strong organic growth with highly selective, accretive acquisitions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Contact:

Adam Davis
Global Communications Manager
Tel. +1-609-468-9500
adam.davis@kitd.com

KIT digital Investor Relations Contact:

Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com